  Exhibit 10.1

MATERIAL IN THIS DOCUMENT
HAS BEEN OMITTED PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST

REFINING AGREEMENT

          This REFINING AGREEMENT (including any exhibits hereto, this “Agreement”) is made effective as of the 1st day of January, 2005, by and between HERAEUS METAL PROCESSING, INC., a Delaware corporation (“Heraeus”), and STILLWATER MINING COMPANY, a Delaware corporation (“SMC”).

WITNESSETH:

          WHEREAS, SMC and Heraeus previously entered into a refining agreement effective November 1, 2001 through October 31, 2004; and

          WHEREAS, SMC and Heraeus wish to enter into a new refining agreement effective January 1, 2005;

          NOW, THEREFORE, for and in consideration of the premises and of the several and mutual agreements herein contained, value and sufficiency being hereby acknowledged, the Parties agree as follows:

1.     DEFINITIONS

Throughout this Agreement, the following terms shall mean:

1.1	[***]

1.2

Agreed Content means the concentration of a metal found in the Filter Cake as determined in accordance with Section 12 hereof and on which the return of metals by the Heraeus to SMC and the payment of treatment, refining and assaying charges by SMC to Heraeus shall be based, subject to adjustment, if any, in the event the Final Assay differs from such amount.

1.3	Available Monthly Production means the actual amount of mined metal produced from the Stillwater Mine and the East Boulder Mine during any one calendar month.

1.4

Business Day or Business Days means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the United States are authorized or obligated by law or executive order to close.

1.5	[***]

1.6	Date of Delivery means the date the Filter Cake is received by Heraeus as acknowledged in accordance with Section 6.3 hereof.

1.7	Day or Days means a calendar day or days.

1.8	East Boulder Mine means SMC’s mine located 32 miles southeast of Big Timber, Montana, approximately 13 miles from the Stillwater Mine.

1.9

Facility means Heraeus’ Santa Fe Springs, California facilities capable of treating and refining Filter Cake, or, in the event Section 14.3 applies, other facilities belonging to Heraeus and/or Heraeus Germany capable of treating and refining Filter Cake.

1.10	Filter Cake means materials containing principally platinum, palladium and rhodium produced by SMC from the Stillwater Mine, the East Boulder Mine, and Secondary Material.

1.11

Final Assay means the final determination of the concentration of metals found in the Filter Cake as determined in accordance with Section 12 hereof and on which a final accounting of the return of metals by the Heraeus to SMC and the payment of treatment, refining and assaying charges by SMC to Heraeus shall be based.

1.12	Force Majeure Event has the meaning set forth in Section 14.1.

1.13	g means gram, i.e., 0.001 Kg.

1.14	Hereof, herein, hereto, hereunder refers to this Agreement as a whole and not solely to a particular subdivision thereof in which the same appear.

1.15	JM means Johnson Matthey Inc., West Deptford, New Jersey.

1.16	Kg means kilogram, i.e., 1,000 g, or 32.15074 troy ounces.

1.17	Lease Rate means the average borrowing rate for a metal as reported by a mutually acceptable merchant house that trades in platinum group metals.

1.18	Lot means a quantity of Filter Cake delivered to Heraeus in one shipment of approximately 150 to 400 pounds.

1.19

Market Price means, with respect to platinum and palladium, the average Second London Fix as reported in Platt’s Metals Week and, with respect to rhodium, the average New York Dealer Mean as reported in Platt’s Metals Week, in each case for the period commencing on January 1, 2005 through the date of receipt of [***].

1.20	oz or ounce means troy ounce, i.e., 31.1035 grams.

1.21	[***]

1.22

Party or Parties means Heraeus and SMC, individually or collectively as the context implies, and the successors and assigns of any Party which shall have become a Party hereto in accordance with the terms hereof.

1.23	[***]

1.24	[***]

1.25	Return Date means the date on which Heraeus shall make available to SMC Returnable Metals to SMC in accordance with Section 10.3.

1.26	[***]

1.27	[***]

1.28	Return Time means the number of days from the date Heraeus receives the Filter Cake to the date the metal is physically available for shipment by Heraeus or for credit to the account of SMC.

1.29

Returnable Metals means the metals contained in the Filter Cake to be refined and returned to SMC’s account by Heraeus in the quantities, at the purity levels and otherwise as required by Section 10 hereof.

1.30	[***]

1.31	Secondary Material means any material containing platinum group metals (collectively, platinum, palladium and rhodium) and/or other precious metals that SMC processes.

1.32	Shipment Assay means the determination of the concentrations of metals in the Filter Cake made by SMC prior to shipment of the Filter Cake to the Facility.

1.33	SMC Account means the account for Returnable Metals established with Heraeus in accordance with Section 10.4 hereof.

1.34	SMC Purchaser means any third party purchaser of SMC’s production.

1.35	Stillwater Mine means SMC’s present mine in Nye, Montana.

1.36

Toll Material means Secondary Material received from a third party pursuant to a tolling arrangement or agreement that requires SMC to process the material and to return the material after such processing.

1.37	US$ means United States dollars, the lawful currency of the United States of America.

2.     DELIVERY OF FILTER CAKE; REFINING; RETURN OF METALS

2.1	Delivery of Filter Cake

SMC shall deliver to Heraeus Filter Cake in the quantities and with the composition set forth in, and otherwise in accordance with the terms and conditions of, this Agreement.  SMC shall deliver the first shipment of Filter Cake to Heraeus under this Agreement commencing January 2005.

2.2	Refining of Filter Cake; Return of Metals

Pursuant to the terms and conditions of this Agreement, Heraeus shall take delivery of the Filter Cake provided by SMC under this Agreement, and shall treat and refine the Filter Cake and either (i) credit Returnable Metals to the SMC Account or to a pool account established by SMC at JM or elsewhere or (ii) physically deliver the Returnable Metals on behalf of SMC pursuant to written instructions from SMC and in accordance with Section 10.2 hereof.

2.3	Warranties of SMC

SMC declares and warrants to Heraeus that the execution and delivery of this Agreement by SMC does not conflict with the laws of the United States or with any applicable laws and regulations, and that SMC has the absolute right and authority to enter into and to perform this Agreement in accordance with the terms and conditions hereof.

2.4	Warranties of Heraeus

Heraeus declares and warrants to SMC that the execution and delivery of this Agreement by Heraeus does not conflict with the laws of the United States or Germany or with any applicable laws and regulations, and that Heraeus has the absolute right and authority to enter into and to perform this Agreement in accordance with the terms and conditions hereof.

3. TERM, TERMINATION AND EXTENSION

3.1	Term

This Agreement will remain in force and effective from January 1, 2005 through December 31, 2008, unless extended or terminated by written agreement of the Parties or according to the provisions of this Agreement.

3.2	Early Termination by SMC

SMC may terminate this Agreement by notifying Heraeus in writing at least thirty (30) Days in advance of the date of such termination, without payment of any penalty or other amounts except payment of charges due in accordance with Section 11 for processing already performed, under the following circumstances:

	3.2.1	Force Majeure. A condition or conditions of force majeure continue for the applicable periods set forth in Section 14.2 hereof; or

3.2.2

Change in Law. An order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any governmental or regulatory authority or instrumentality or court of competent jurisdiction that imposes a new tax or charge on the transactions contemplated by this Agreement or otherwise materially adversely affects the transactions contemplated by this Agreement, the market conditions thereof or the economic benefits to SMC thereof; or

	3.2.3	Default by Heraeus. Heraeus commits an Heraeus Event of Default as specified in Section 13.2 hereof.

3.3	Early Termination by Heraeus

Heraeus may terminate this Agreement by notifying SMC in writing at least thirty (30) Days in advance of the date of such termination, without payment of any penalty or other amounts, under the following circumstances:

	3.3.1	Force Majeure. A condition or conditions of force majeure continue for the applicable periods set forth in Section 14.2 hereof; or

3.3.2

Change in Law. An order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any governmental or regulatory authority or instrumentality or court of competent jurisdiction that imposes a new tax or charge on the transactions contemplated by this Agreement or otherwise materially adversely affects the transactions contemplated by this Agreement, the market conditions thereof or the economic benefits to Heraeus thereof; or

	3.3.3	Default by SMC. SMC commits an SMC Event of Default as specified in Section 13.1 hereof.

4. QUANTITIES

SMC shall ship to Heraeus under this Agreement, and Heraeus will treat, Filter Cake in quantities that shall be an amount of Filter Cake which represents: [***].

5. QUALITY

5.1	Average Quality of Filter Cake

The average composition of Filter Cake produced by SMC in 2004 is set forth on Exhibit A.  The parties acknowledge and agree that the composition of the Filter Cake delivered to Heraeus will vary based on the percentage of Secondary Material contained in the Filter Cake.

5.2	Material Changes in Filter Cake Composition

It is understood and agreed that the Filter Cake shall not include any hazardous or toxic materials, nor shall it contain any other impurities the solubility of which will materially negatively impact the refining process, in either case of which Heraeus shall have the absolute right to refuse to accept that particular Filter Cake for refining or (at the sole option of Heraeus) renegotiate the financial terms of this Agreement as they relate to the Filter Cake containing such materials or impurities.  ANY AND ALL DIRECT COSTS AND LIABILITIES ARISING OUT OF OR RELATED TO THE FAILURE OF SMC TO DELIVER FILTER CAKE WITHOUT SUCH MATERIALS AND IMPURITIES AS REQUIRED IN THE PRECEDING SENTENCE SHALL BE THE SOLE AND ABSOLUTE RESPONSIBILITY OF SMC, PROVIDED THAT SMC SHALL NOT, UNDER ANY CIRCUMSTANCES, BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY HERAEUS ARISING OUT OF ANY CLAIMED FAILURE OF SMC TO COMPLY WITH THIS PROVISION.

6. SHIPMENT AND DELIVERY; RECEIPT

6.1	Shipment to Heraeus

Shipment shall be made at a regular rate during the term of this Agreement.  The Filter Cake will be shipped in Lots sealed in pails. No more than four (4) Lots may be shipped by SMC to Heraeus at a time without the prior written or verbal consent of Heraeus.

6.2	Delivery to Heraeus

Delivery shall be FOB the Facility, at which time possession of the Filter Cake shall transfer to Heraeus.

6.3	Receipt by Heraeus

Heraeus shall promptly notify SMC in writing when it has received Filter Cake at the Facility. Acknowledgment by Heraeus of delivery, on carrier’s receipt, will not constitute agreement as to description, weight or composition of the Filter Cake received.

7. RISK OF LOSS

All risk of loss or damage to the Filter Cake and contained metals from all causes shall be assumed by the Party in possession of such Filter Cake and/or Returnable Metals.  Risk of loss of the Filter Cake and Returnable Metals shall pass to Heraeus upon receipt and acceptance of the Filter Cake by Heraeus.  Risk of loss shall remain with Heraeus as to any and all Returnable Metals which have been credited to the SMC Account established in Section 10.4 hereof until such time as such Returnable Metals have been transferred at the written direction of SMC.  Risk of loss shall pass to SMC (i) as to any and all Returnable Metals credited to a pool account established by SMC at JM or elsewhere (other than the SMC Account), once such account has been credited; (ii) as to any and all Returnable Metals physically delivered to a destination designated by SMC other than JM, once the Returnable Metals leave the Facility; and (iii) as to any and all Returnable Metals physically delivered to JM, once the Returnable Metals are delivered to JM.

8. INSURANCE

Heraeus shall acquire and maintain adequate insurance to cover 100% of the value of the Filter Cake and Returnable Metals while in Heraeus’ possession and while Heraeus bears the risk of loss.  Heraeus shall furnish proof of such insurance (i) annually on the anniversary date of this Agreement and (ii) within five (5) Business Days of a request from SMC for proof of insurance.

9. WEIGHING; SAMPLING; MOISTURE

9.1	Procedures

SMC shall provide Heraeus with at least five (5) Business Days written or verbal notice of the estimated date on which Lot or Lots of Filter Cake will be delivered to the Facility.  Except as provided in Section 9.4, weighing, sampling and moisture determinations as to each Lot shall be conducted at the Facility by Heraeus on the same Day as receipt by Heraeus of the Filter Cake in accordance with the procedures set forth in Exhibit B attached hereto and by this reference incorporated herein.  Heraeus shall provide to SMC and retain for itself samples pursuant to the procedures set forth in Exhibit B Heraeus shall treat the Filter Cake only after executing and delivering to SMC a weighing and sampling report which certifies compliance with the procedures set forth in Exhibit B.

9.2	SMC Representative

SMC shall be entitled to be represented at weighing, sampling and moisture determinations, at its own cost, by a supervising company whose nomination shall be subject to Heraeus approval, which approval shall not be unreasonably withheld.  A list of representatives approved by Heraeus as of the date hereof is attached hereto as Exhibit C.  SMC’s designated representative with respect to a particular Lot or Lots shall not be selected to act as an umpire for the assays from such Lot or Lots in accordance with Section 12.4 hereof.  SMC shall nominate any such representative by providing written notice to Heraeus which indicates the name of the representative and the particular Lot or Lots which it is supervising on behalf of SMC.  Except as provided in Section 9.4, weighing, sampling and moisture determinations as to each Lot for which SMC has nominated a representative shall be conducted at the Facility by Heraeus on the same day as receipt by Heraeus of the Filter Cake.  If no representative has been so nominated or such representative is not present on the date and at the time for weighing, sampling and moisture determination as provided in Section 9.1, then SMC shall not be represented for that particular Lot or Lots.

9.3	Separate Treatment of Lots

Each Lot shall be considered complete and separate for all accounting purposes under this Agreement.

9.4	Alternative Procedures

Weighing, sampling and moisture determinations as to each Lot shall be conducted by Heraeus in accordance with Section 9.1, except that SMC and Heraeus may agree in writing to certain alternative procedures to be followed for such weighing, sampling and moisture determinations as to each Lot, which alternative procedures shall be thereafter implemented for Lots delivered under this Agreement.

10. RETURNABLE METALS

10.1	Percentage of Metal Returns; Purity

10.1.1

Standard Form.  Heraeus shall return to SMC, in accordance with this Agreement, the respective percentages of platinum, palladium and rhodium in the Filter Cake in the form of sponge, and of gold and silver in the Filter Cake in the form of grain, in each case conforming to the respective percentages of minimum purity as set forth in Exhibit D.

10.1.2

Ingot Form.  SMC may direct Heraeus to provide palladium and platinum in the form of ingot by providing Heraeus with seven (7) days prior notice.  Ingot shall be manufactured by Heraeus at an additional fee of $3.00 per ounce of palladium or platinum and shipped F.O.B. Facility, for the credit of SMC’s account.

10.1.3

Other Forms.  SMC may, upon the written consent of Heraeus, direct Heraeus to provide Returnable Metals in other forms, such as solution, with the same respective minimum purity levels as set forth in Exhibit D, provided that in each such case, Heraeus and SMC shall have agreed on an additional fee for providing the metal in such other form and the time for return of the metal.

10.2	Return of Metals

Heraeus shall credit the Returnable Metals to the SMC Account or to a pool account established by SMC at JM or elsewhere, or physically deliver the Returnable Metals on behalf of SMC to a destination designated by SMC in writing, within the time periods set forth in Section 10.3.  If SMC wants Returnable Metals credited to a poll account other than the SMC Account or physically delivered on the Return Date (or any subsequent date as designated by SMC), SMC must notify Heraeus at least three (3) Business Days in advance of the Return Date.  Returnable Metals requiring physical delivery (other than Returnable Metals delivered to JM) shall be F.O.B. the Facility.  Shipments requiring physical delivery to JM shall be F.O.B. West Deptford, New Jersey.  The return of metals shall be based on the Agreed Content, provided that in the event the Final Assay differs from the Agreed Content, an adjustment will be made to the SMC Account to credit the SMC Account in the event the Final Assay is greater than the Agreed Content or to debit the SMC Account in the event the Final Assay is less than the Agreed Content.

10.3	Time for Return of the Metals – Return Date

Palladium, platinum, gold, silver and rhodium shall be made physically available for shipment by Heraeus for SMC or credited to the SMC Account no later than the number of days set forth below after receipt by Heraeus of the Filter Cake:

PERIOD	Pd	Pt	Au	Ag	Rh

January 1, 2005 through December 31, 2005	[***]	[***]	[***]	[***]	[***]

January 1, 2006 through December 31, 2008	[***]	[***]	[***]	[***]	[***]

Notwithstanding the foregoing, with respect to Returnable Metals that SMC has designated to go to JM via credit to SMC’s pool account at JM or via physical delivery to JM, the return time set forth above may be extended by one (1) Day in the event Heraeus does not have Returnable Metals available at JM on the date above.

10.4	SMC Account

In order to establish proper accounting for the Returnable Metals due to SMC under this Agreement, Heraeus has established a precious metal account in the name of SMC (the “SMC Account”), which will reflect the accurate amounts of each element of Returnable Metal so held by Heraeus, subject to the further orders of SMC.  Heraeus shall store, safeguard and insure all precious metals accounted for in the SMC Account, at no charge to SMC.  SMC may require physical delivery of Returnable Metals held in the SMC Account with Heraeus, or it may draw upon the SMC Account to transfer to other third party accounts at the Facility upon written direction to Heraeus.

10.5	Warranties of Heraeus Regarding Purity

Heraeus warrants that Returnable Metals refined on behalf of SMC according to the terms of this Agreement shall have the following minimum levels of purity:

Platinum	[***]
Palladium	[***]
Rhodium	[***]
Gold	[***]
Silver	[***]

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, ARISING BY LAW OR CUSTOM, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Heraeus’ liability for violation of the warranty of purity, if any, is limited to the replacement by Heraeus within three (3) Business Days after return to Heraeus of the nonconforming metal, with like metal fulfilling the minimum specified purity levels above. Claims for rejected, nonconforming metal must be made (i) within seven (7) Days of physical receipt by SMC of such nonconforming metal, with respect to metal physically received by SMC or received for the SMC Account or for the account of SMC at JM or elsewhere or (ii) within seven (7) Days of receipt by SMC of notice from any SMC Purchaser of such nonconforming metal, with respect to metal delivered to any SMC Purchaser.  Any claims not made within this time, shall be deemed waived.  Heraeus shall not, under any circumstances, be responsible for any incidental or consequential damages suffered by SMC, arising out of any claimed breach of warranty or otherwise.

11. CHARGES

11.1	Treatment, Refining and Assaying Charges

SMC shall pay to Heraeus the charges set forth in Exhibit E, which shall be the total amount due to Heraeus for its treatment, refining and assaying of the Filter Cake and the contained metals therein under this Agreement.  Except as set forth in this Section 11.1, in Section 10.1 and in Section 12.4.5, no other charges shall be paid or payable by SMC to Heraeus under this Agreement without the mutual written agreement of the parties hereto.

11.2	Calculation and Payment of Charges

Treatment, refining and assaying charges shall be calculated based on the ounces of each element of Returnable Metals determined by the Agreed Content to be present in the Filter Cake (and shall apply pro rata to fractional amounts), provided that in the event the Final Assay differs from the Agreed Content, SMC will be billed based on the Agreed Content and after a final accounting based on the Final Assay has been completed, additional charges will be billed to SMC in the event the Final Assay is greater than the Agreed Content or a credit to be applied to future charges shall be made on SMC’s behalf in the event the Final Assay is less than the Agreed Content.  Heraeus shall bill SMC on a monthly basis for charges by sending an invoice on the last Business Day of the month to SMC via overnight courier.  SMC shall pay to Heraeus the total invoiced amount no later than fourteen (14) Days after receipt by SMC of the invoice from Heraeus.

12. ASSAYS

12.1	Assay Procedures

The samples of Filter Cake, by Lot, shall be analyzed by each Party independently to assay the content therein of Returnable Metals.

12.2	Exchange of Assays

The results of the assays of samples performed as described in Section 12.1 shall be exchanged simultaneously by registered airmail or such other agreed method between SMC and Heraeus on a date to be agreed upon in advance, but in no event later than a date sixty (60) Days after the Date of Delivery of the respective Lot.

12.3	Splitting Difference in Parties’ Assays

Should the difference between the results of the assays of both Parties be not more than:

For Pt:	[***];
For Pd:	[***];
For Au:	[***];
For Ag:	[***];
For Rh:	[***];

then the exact mean of the two results shall be taken as both the Agreed Content and the Final Assay for the purpose of Sections 10.2 and 11.2.

12.4	Umpire Assay

12.4.1

Rotation Among Umpires.  In the event the difference between the results of the assays of both Parties is more than the amount specified in Section 12.3 above, an umpire assay shall be made by one of the umpires listed on Exhibit C, acting in rotation, sampled Lot by sampled Lot.

12.4.2

Agreed Content.  In the event this Section 12.4 applies, then for purposes of this Section 12.4 and of Sections 10.2 and 11.2, the Agreed Content shall mean 100% of the lowest results of the assays performed by the Parties pursuant to Section 12.2.

12.4.3

Umpire Assay Between Parties’ Assays.  Should the umpire assay fall between the results of the two Parties or coincide with either, the arithmetical mean of the umpire assay and the assay of the Party which is nearer to the umpire assay shall be taken as the Final Assay.  In the event that the umpire assay is exactly between the assay of the two Parties, the umpire assay shall be taken as the Final Assay.

12.4.4	Umpire Assay Outside Exchanged Results. Should the umpire assay fall outside the exchanged results, the assay of the Party which is nearer to the umpire assay shall be taken as the Final Assay.

12.4.5

Cost of Umpire Assay.  The cost of the umpire assay shall be borne by the Party whose result is further from the umpire’s.  However, if the umpire assay is the exact mean of the assays exchanged by the Parties, such cost shall be borne equally by the Parties.

	12.4.6	Replacement of Existing Umpire. Either Party may recommend that an existing umpire be replaced. Any such replacement shall be subject to unanimous agreement of the Parties.

12.5	Provisional Settlement of Assays

In the event SMC or Heraeus is unprepared to exchange assays in accordance with Section 12.2 prior to the return time set forth in Section 10.3, the Agreed Content of the Lot shall be assumed to be equal to 99% of the Shipment Assay.  SMC will be billed in accordance with Section 11.2.

13. DEFAULT

13.1	SMC Event of Default

If SMC shall fail to deliver Filter Cake as specified in Section 4 or to pay the charges as required by Section 11 hereof (“SMC Event of Default”), and such SMC Event of Default is not cured within seven (7) Business Days after receipt by SMC of notice thereof, Heraeus shall have the right to (i) retain or sell Returnable Metals for an amount equivalent to the total amount of charges due plus interest for the applicable period, which shall be at the one-month LIBOR rate ruling at the due date of the payment, as published in the Wall Street Journal;  (ii) suspend its further performance under this Agreement during the continuance of a SMC Event of Default and (iii) terminate this Agreement as provided in Section 3.3.3.  Returnable Metals retained or sold by Heraeus under the terms of this Section 13.1 shall be valued or sold at the Market Price for the applicable metal on the date of retention or sale.  Upon a SMC Event of Default, Heraeus shall have the right to pursue any other remedies available to Heraeus under this Agreement and under applicable laws and legal and equitable remedies.

13.2	Heraeus Event of Default

An “Heraeus Event of Default” shall occur if: (i)  Heraeus fails to satisfy the minimum purity levels for Returnable Metals and such failure is not cured in accordance with Section 10.5 (i.e. within three (3) Business Days after return of metals to Heraeus); (ii) Heraeus fails to return metal timely in accordance with Section 10.3 and such failure is not cured within seven (7) Business Days after receipt of notice thereof by Heraeus; (iii) Heraeus is generally not paying its debts as such debts become due, or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, there is the appointment of a receiver for Heraeus or any of its assets, the filing by Heraeus of a voluntary petition in bankruptcy or any form of reorganization, the filing of an involuntary petition in bankruptcy against Heraeus which is not dismissed with prejudice within 60 days of such filing, or the making of an assignment for the benefit of creditors of Heraeus; or (iv) Heraeus fails to satisfy any of its other obligations hereunder and such failure is not cured within three (3) Business Days after receipt of notice thereof by Heraeus.  Upon a Heraeus Event of Default, SMC shall have the right to: (A) suspend its further performance under this Agreement during the continuance of a Heraeus Event of Default; (B) terminate this Agreement as provided in Section 3.2.3, and all future obligations of SMC shall cease and SMC shall retain sole ownership of all Filter Cake and Returnable Metals from Filter Cake received by Heraeus as of such date; and/or (C) pursue any other remedies available to SMC under this Agreement and under applicable laws and legal and equitable remedies.

14. FORCE MAJEURE

14.1	Extension of Time

If, at any time, either Party is delayed in or prevented from exercising its rights or performing its obligations under this Agreement (other than payment of money), which delays or preventions are caused by any cause beyond the reasonable control of such Party including, without limiting the generality of the foregoing, acts of God, accidents, strikes, insurrections, lockouts or other labor or industrial disturbances, actions of any competent governmental authority or court orders, future orders of any regulatory body having jurisdiction, act of terrorists, acts of the public enemy, wars (declared or undeclared), riots, sabotage, blockades, embargoes, shortages of or inability to secure fuel, power, contractors, labor, raw materials, railroad or transport facilities, failure of and damage to or destruction of machinery, plant and equipment, earthquakes, snowslides, landslides, lightning, weather conditions materially preventing or impairing work, fires, storms, floods, washouts and explosions, and any other causes beyond the reasonable control of the Party in question, whether of the kind enumerated herein or otherwise (each, a “Force Majeure Event”), such Party shall not be liable for any such failure or delay by it to perform its obligations hereunder and the period of all such delays or preventions resulting from such causes or any of them shall be excluded in computing and shall extend the term in Section 3.1 of this Agreement for a period of time equal to the lesser of the total duration of all such instances or six (6) months.

14.2	Notice Required; Option to Terminate

Neither Party’s performance shall be excused or extended under this Section 14, unless the Party claiming the Force Majeure Event shall give the other Party prompt notice of the occurrence of such event and the expected duration thereof.  The non-claiming Party shall be entitled to terminate this Agreement without further liability upon notice to the other Party in the event that a Force Majeure Event shall continue for more than three (3) consecutive months.  If the Force Majeure Event continues for a period in excess of twelve (12) consecutive months, then either Party may terminate this Agreement, without further liability, by written notice to the other Party.

14.3	[***]

[***]

14.4	Effects on Parties

Upon receipt of notice from Heraeus of an occurrence of a Force Majeure Event in accordance with Section 14.2, SMC shall be immediately entitled to ship Filter Cake to an alternative treatment facility and divert any shipment already in route.  Heraeus shall cooperate with SMC as necessary or appropriate to facilitate such diversion and alternative facility treatment and the orderly transition back to Heraeus upon cessation of the Force Majeure Event. If SMC has Toll Material from Heraeus that SMC has begun processing, SMC shall be entitled to ship the resulting Filter Cake to an alternative treatment facility for refining, with the cost of such refining to be borne by Heraeus.  If SMC has Toll Material from Heraeus that SMC has not begun processing, SMC shall notify Heraeus, and Heraeus shall have the option of (i) having the Toll Material returned to Heraeus at its own cost or (ii) having SMC ship the resulting Filter Cake to an alternative treatment facility for refining, with the cost of such refining to be borne by Heraeus.

14.5	Reasonable Best Efforts Required

The Party claiming a Force Majeure Event shall use all reasonable best efforts to eliminate such event insofar as possible with a minimum of delay; provided, however, neither Party shall be required against its will to adjust or settle any labor dispute or strike or to question the validity of any third party claim or to refrain from pursuing its legal or equitable remedies against any third party.

15. [***]

15.1	[***]

15.2	[***]

16. CONFIDENTIALITY

Each Party shall consider all information, documents and other materials provided hereunder (collectively, “Confidential Information”) as confidential and proprietary information of the disclosing Party, and the receiving Party agrees to maintain in confidence all such Confidential Information and not to divulge such Confidential Information in whole or in part to any third party and not to make use of such Confidential Information other than in relation to meeting its obligations under this Agreement.  This obligation shall not apply to:  (i) Confidential Information which at the time of disclosure is in the public domain; or (ii) Confidential Information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by an unauthorized act or omission of the receiving Party; or (iii) Confidential Information which the receiving party is required by law or at the request of any governmental organization to make public; or (iv) Confidential Information which a receiving Party can show by written records was within its possession prior to the time of the disclosure and was not under any obligation of confidentiality; or (v) Confidential Information which the receiving Party rightly receives from a third party lawfully possessing and lawfully entitled to disclose such Confidential Information.

17. APPLICABLE LAW

The parties to this Agreement are domiciled in two different states.  In order to create greater certainty with respect to their legal rights and obligations under this Agreement, the parties desire to adopt as the substantive law of this Agreement the law of a state which has highly developed commercial law and precedent and which is not the domicile of either Party.  The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of New York as though this Agreement were performed in full in the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

18. MODIFICATIONS

This Agreement may not be changed, waived, discharged, or terminated orally, except by an instrument in writing specifically purporting so to do and signed by the Parties hereto.

19. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto.

20. ASSIGNMENT

This Agreement may not be assigned by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the consent of Heraeus shall not be required with respect to (a) any assignment by SMC to provide security in connection with any financing, expressly including, by way of example and not limitation, assignments of royalty, overriding royalties or net profits interests or production payments, or (b) any merger, consolidation or other reorganization or transfer by operation of law involving SMC or any purchase or sale of substantially all of the assets of SMC.

21. NOTICES

Except as otherwise required in this Agreement, all notices shall be given by facsimile or email and shall be deemed received upon receipt of electronic confirmation of the same.

Notices to Heraeus shall be directed as follows:

Heraeus Metal Processing, Inc.
13429 Alondra Boulevard
Santa Fe Springs, California 90670
Attn: Howard Kaplan – VP Material Management
Telephone No.: 562-483-1802
Facsimile No.: 562-926-5333
Email: howard.kaplan@heraeusca.com

Notices to SMC shall be directed as follows:

Stillwater Mining Company
536 East Pike Avenue
Columbus, Montana 59019
Attn: Lance Newman - BMR Manager
Telephone No.: 406-322-8802
Facsimile No.: 406-322-5468
lnewman@stillwatermining.com

With a copy to:

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102
Attn: James Binando - SMC Accounting
Telephone No.: 406-373-8711
Facsimile No.: 406-373-8703
Email: jbinando@stillwatermining.com

22. ENTIRE AGREEMENT

This Agreement represents the complete agreement between the Parties hereto and supersedes all prior or contemporaneous oral or written agreements of the Parties to the extent they relate in any way to the subject matter hereof.

23. COUNTERPARTS

This Agreement may be executed by the Parties hereto in two or more counterparts, each of which when so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement, as to any Party hereof, to produce or account for more than one such counterpart executed by such Party.

24. WAIVER

The waiver of any breach of this Agreement by either Party hereto shall in no way constitute a waiver of any future breach, whether similar or dissimilar in nature.

25. HEADINGS

The headings to all sections, subsections and exhibits shall not form a part of this Agreement or of its exhibits, but shall be regarded as having been used for the convenience of reference only.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective from and after the day and year first above written.

HERAEUS METALS PROCESSING, INC.		STILLWATER MINING COMPANY

By:		By:

Name:	Dr. Horst Meyer	Name:	John R. Stark
Title:	President	Title:	Vice President

EXHIBIT A

2004 Average Composition of Filter Cake

Component	Average%	Component	Average%

Pt	[***]	Ni	[***]
Pd	[***]	S	[***]
Rh	[***]	Pb	[***]
Au	[***]	As	[***]
Ag	[***]	Si	[***]
Co	[***]	Se	[***]
Cu	[***]	Te	[***]
Fe	[***]

A-1

EXHIBIT B

Sampling Procedures for SMC Filter Cake

[***]

B-1

EXHIBIT C

List of Approved Representatives/Umpires

A.H. Knight International Ltd
Eccleston Grange, Prescot Rd.
GB-WA 10 3BA St. Helens - Merseyside
Great Britain

Inspectorate Griffith Ltd
2 Perry Road, Witham
Essex, CM8 3TU
England, Great Britain

Alex Stewart Assay
Caddish Road, Knowsley
Industrial Estate - Merseyside
Great Britain

C-1

EXHIBIT D

Percentage Return and Purity of Contained Metal

TABLE I

(Effective January 31, 2005 through December 31, 2005)

Metal	Percentage Return	Minimum Purity

Silver (Ag)	[***]	[***]
Gold (Au)	[***]	[***]
Platinum (Pt)	[***]	[***]
Palladium (Pd)	[***]	[***]
Rhodium (Rh)	[***]	[***]

TABLE II

(Effective January 1, 2006 through December 31, 2008)

Metal	Percentage Return	Minimum Purity

Silver (Ag)	[***]	[***]
Gold (Au)	[***]	[***]
Platinum (Pt)	[***]	[***]
Palladium (Pd)	[***]	[***]
Rhodium (Rh)	[***]	[***]

D-1

EXHIBIT E

Charge for Treatment, Refining and Assaying

TABLE I

(Effective January 1, 2005 through December 31, 2005)

Metal	Charge per returnable ounce

Platinum	[***]
Palladium	[***]
Gold	[***]
Rhodium	[***]
Silver	[***]

TABLE II

(Effective January 1, 2006 through December 31, 2008)

Metal	Charge per returnable ounce

Platinum	[***]
Palladium	[***]
Gold	[***]
Rhodium	[***]
Silver	[***]

E-1

EXHIBIT F

[***]

[***]

F-1